EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Fourth-Quarter and 2010 Results

•    Q4 Revenue and Adjusted EPS in Line with Guidance Range

•    Q4 Revenues Grow 23% Year over Year to $194.1 Million

•    Q4 Orders Increase 22% on 50% Energy Bookings Growth over 2010

Burlington, MA – February 24, 2011 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the fourth quarter and year ended December 31, 2010.

Management Comments on Fourth-Quarter Results

“CIRCOR concluded 2010 with solid top line growth for the fourth quarter,” said Chairman and Chief Executive Officer Bill Higgins. “Total revenues were up 23% from the fourth quarter of 2009 in line with our initial guidance, driven by strong short-cycle Energy segment growth. Adjusted earnings, excluding Leslie asbestos and bankruptcy charges, were also within our initial guidance range.”

“We are pleased with year-over-year order growth in the Energy segment of 50%, confirming that capital spending on large international projects is gradually coming off the cyclical bottom,” said Higgins.

“Finally, we are ecstatic with the affirmation by the U.S. Federal District Court of Leslie’s reorganization plan,” said Higgins. “We have now cleared the last major milestone for Leslie Controls to emerge from bankruptcy free of asbestos liabilities.”

Consolidated Results

Revenues for the fourth quarter of 2010 were $194.1 million, a 23% increase from $158.1 million generated in the fourth quarter of 2009. CIRCOR reported net income for the fourth quarter of 2010 of $7.7 million, or $0.44 per diluted share, compared with a net loss of $20.7 million, or $1.22 per share, for the fourth quarter of 2009.

Fourth-quarter 2010 net income included pretax Leslie asbestos and bankruptcy charges of $2.2 million, compared with charges during the fourth quarter of 2009 of $40.4 million of pretax Leslie asbestos charges and a $0.5 million intangible trade name impairment charge. Excluding special, impairment and Leslie asbestos and bankruptcy charges net of tax, adjusted earnings per diluted share increased 56% to $0.53 for the fourth quarter of 2010, compared with $0.34 in the fourth quarter of 2009.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $212.4 million during the fourth quarter of 2010, an increase of 22% compared with the fourth quarter of 2009 and a 3% increase compared with the third quarter of 2010. Backlog as of December 31, 2010 was $404.3 million, up 28% from backlog of $316.7 million at December 31, 2009 and up 3% from $391.6 million at October 3, 2010.

During the fourth quarter of 2010, the Company generated $15.7 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) compared with generating $11.8 million in the fourth quarter of 2009, with the increase primarily due to higher net income. For full year 2010, the Company had free cash flow of $16.9 million compared with $33.0 million in 2009. The decline in free cash flow from 2009 largely resulted from working capital increases and higher capital expenditures.

Energy

CIRCOR’s Energy segment revenues of $90.2 million for the quarter ended December 31, 2010 represent a 37% increase from $66.1 million for the quarter ended December 31, 2009. The increase included 41% organic growth, which was partially offset by a negative foreign currency adjustment of 4%. The organic growth was primarily the result of strong shipment volume in the North American short-cycle business.

Incoming orders for the fourth quarter of 2010 were $120.8 million, an increase of 50% year over year and 23% sequentially. The year-over-year growth was primarily due to continued strength in the North American short-cycle business and a strong recovery in late-cycle large energy projects. Ending backlog totaled $179.9 million, a 35% increase year over year and an 18% increase sequentially.

For the fourth quarter of 2010, the Energy segment adjusted operating margin, which excludes the impact of special charges, of 6.7% compares with 3.0% for the fourth quarter of 2009 and 11.1% for the third quarter of 2010. The 2010 year-over-year increase in fourth-quarter adjusted operating margin was primarily driven by organic growth, associated operating leverage, and lack of severance and consolidation expenses which were incurred in the fourth quarter of 2009. This improvement was partially offset by severe pricing pressures and cost overruns in large international projects.

Aerospace

CIRCOR’s Aerospace segment revenues increased by 24% to $35.5 million for the fourth quarter of 2010 from $28.5 million in the fourth quarter of 2009. The increase in revenues was driven by 15% growth from acquisitions and 12% organic growth, which was partially offset by a 3% decline from foreign currency adjustments. The organic growth was from sales across most end markets.

Incoming orders for the fourth quarter of 2010 were $30.8 million, an increase of 24% year over year, but down 2% sequentially. The majority of the year-over-year increase in orders was due to the acquisition of Castle in August 2010. Ending backlog totaled $147.2 million, an increase of 28% year over year, but down 4% sequentially.

The Aerospace segment’s adjusted operating margin was 14.1% for the fourth quarter of 2010, compared with 14.7% for the fourth quarter of 2009, which excludes the impact of special charges, and 9.6% for the third quarter of 2010. Fourth-quarter 2010 adjusted operating margins decreased primarily due to higher operating expenses related to the support of new programs and acquisition integration costs.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 8% to $68.4 million for the fourth quarter of 2010 from $63.5 million in the fourth quarter of 2009. Fourth-quarter 2010 revenues reflected organic growth of 10%, primarily due to semiconductor, maritime, industrial and process strength, and growth from acquisitions of 1%, which was partially offset by foreign currency adjustments of 3%.

Incoming orders for this segment were $60.8 million for the fourth quarter of 2010, a decrease of 12% year over year and 21% sequentially. The year-over-year and sequential decrease was due to lower semiconductor and maritime orders offsetting moderate growth in most other markets. Ending backlog totaled $77.2 million, an increase of 14% year over year and a decrease of 10% sequentially.

This segment’s adjusted operating margin, which excludes the impact of Leslie asbestos and bankruptcy charges, for the fourth quarter of 2010 was 12.5%, compared with 11.7% in the fourth quarter of 2009 and 13.1% in the third quarter of 2010. The fourth-quarter year-over-year adjusted operating margin increase was due primarily to higher volumes and associated leverage in addition to a gain from a small asset disposition.

Business and Financial Outlook

“We executed well on our growth strategy in 2010,” said Higgins. “Our strategy is to strengthen our positions in targeted end-markets and build global capabilities in high-growth emerging markets through organic and acquisition growth while incrementally expanding margins. We believe this strategy will enable us to double the size of our company within the next three to five years.”

“We remain cautiously optimistic as we proceed in 2011. Most of the energy markets are rebounding although pricing of large projects continues to be competitive. Commercial aerospace looks stronger in general, but we expect weakness in military sales. Most of our industrial markets are continuing to show growth,” concluded Higgins.

CIRCOR currently expects revenues for the first quarter of 2011 in the range of $193 million to $203 million and adjusted earnings in the range of $0.41 to $0.51 per diluted share. CIRCOR’s guidance for adjusted earnings per share excludes $0.02 per diluted share in Leslie asbestos and bankruptcy charges and assumes a 30% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, February 24, 2011, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including first-quarter revenue and earnings guidance; the Company’s strategy to strengthen its positions in targeted end-markets and build global capabilities in high-growth emerging markets through organic and acquisition growth while incrementally expanding margins; belief that strategy will enable CIRCOR to double its size within the next three to five years; expectations for weak military sales; and the Company's expectations related to the process for Leslie Controls' emergence from bankruptcy. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net revenues	$194,059	$158,113	$685,910	$642,622
Cost of revenues	140,532	109,920	488,641	448,043

GROSS PROFIT	53,527	48,193	197,269	194,579
Selling, general and administrative expenses	40,483	39,855	149,508	137,982
Leslie asbestos and bankruptcy charges	2,173	40,397	32,775	54,079
Impairment charges	—	485	—	485
Special recoveries	—	—	—	(1,678)

OPERATING INCOME (LOSS)	10,871	(32,544)	14,986	3,711

Other expense (income):
Interest income	(82)	(76)	(244)	(467)
Interest expense	723	678	2,760	1,535
Other expense (income), net	608	967	(39)	(441)

Total other expense	1,249	1,569	2,477	627

INCOME (LOSS) BEFORE INCOME TAXES	9,622	(34,113)	12,509	3,084
Provision (benefit) for income taxes	1,890	(13,386)	(115)	(2,786)

NET INCOME (LOSS)	$7,732	$(20,727)	$12,624	$5,870

Earnings (loss) per common share:
Basic	$0.45	$(1.22)	$0.74	$0.35
Diluted	$0.44	$(1.22)	$0.73	$0.34

Weighted average common shares outstanding:
Basic	17,165	17,033	17,137	17,008
Diluted	17,378	17,033	17,297	17,111

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Twelve Months Ended
	December 31, 2010	December 31, 2009
OPERATING ACTIVITIES
Net income	$12,624	$5,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,075	13,307
Amortization	4,301	3,034
Goodwill and intangible impairment charges	—	485
Provision for future asbestos claims	—	39,800
Provision for Leslie bankruptcy settlement	24,974	—
Compensation expense of stock-based plans	3,430	2,717
Tax effect of share based compensation	(189)	493
Deferred income taxes (benefit)	(9,868)	(18,237)
Loss (gain) on disposal of property, plant and equipment	315	(91)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(18,246)	35,936
Inventories	(16,865)	49,157
Prepaid expenses and other assets	2,059	509
Accounts payable, accrued expenses and other liabilities	18,867	(86,428)

Net cash provided by operating activities	34,477	46,552

INVESTING ACTIVITIES
Additions to property, plant and equipment	(14,913)	(11,032)
Proceeds from the sale of property, plant and equipment	106	485
Purchase of investments	—	(300,431)
Proceeds from sale of investments	21,427	315,917
Business acquisitions, net of cash acquired	(34,401)	(37,516)

Net cash used in investing activities	(27,781)	(32,577)

FINANCING ACTIVITIES
Proceeds from long-term debt	88,680	60,051
Payments of long-term debt	(95,370)	(73,336)
Debt issuance costs		(1,935)
Dividends paid	(2,643)	(2,568)
Proceeds from the exercise of stock options	529	240
Tax effect of share based compensation	189	(493)

Net cash used in financing activities	(8,615)	(18,041)

Effect of exchange rate changes on cash and cash equivalents	1,321	2,943

DECREASE IN CASH AND CASH EQUIVALENTS	(598)	(1,123)
Cash and cash equivalents at beginning of year	46,350	47,473

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,752	$46,350

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2010	December 31, 2009

ASSETS
Current Assets:
Cash & cash equivalents	$45,752	$46,350
Short-term investments	101	21,498
Trade accounts receivable, less allowance for doubtful accounts of $822 and $1,992, respectively	138,860	115,260
Inventories	167,797	145,031
Income taxes refundable	1,625	726
Prepaid expenses and other current assets	5,749	4,195
Deferred income tax asset	20,111	15,847
Insurance receivables	38	4,614
Assets held for sale	542	1,167

Total Current Assets	380,575	354,688

Property, Plant and Equipment, net	95,768	95,167

Other Assets:
Goodwill	63,175	47,893
Intangibles, net	62,322	55,238
Deferred income tax asset	11,829	5,676
Other assets	2,526	3,391

Total Assets	$616,195	$562,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$80,577	$57,239
Accrued expenses and other current liabilities	51,248	46,736
Accrued compensation and benefits	22,305	18,617
Leslie asbestos and bankruptcy related liabilities	79,831	12,476
Income taxes payable	38	—
Notes payable and current portion of long-term debt	851	5,914

Total Current Liabilities	234,850	140,982

Long-Term Debt, net of current portion	684	1,565
Long-Term Leslie asbestos liability	—	47,785
Other Non-Current Liabilities	23,841	21,313
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,112,688 and 16,991,365 issued and outstanding, respectively	171	170
Additional paid-in capital	254,154	249,960
Retained earnings	96,389	86,408
Accumulated other comprehensive income	6,106	13,870

Total Shareholders’ Equity	356,820	350,408

Total Liabilities and Shareholders’ Equity	$616,195	$562,053

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
ORDERS [1]
Energy	$120.8	$80.4	$364.8	$250.5

Aerospace	30.8	24.9	123.9	114.4

Flow Technologies	60.8	69.1	271.6	236.9

Total orders	$212.4	$174.4	$760.3	$601.8

	December 31, 2010	December 31, 2009
BACKLOG [2]
Energy	$179.9	$133.3

Aerospace	147.2	115.3

Flow Technologies	77.2	68.1

Total backlog	$404.3	$316.7

Note 1: Beginning in Q2 2010, orders have been adjusted to exclude the foreign exchange impact from backlog remeasurement

    The three and twelve months ended December 31, 2009 reflect an increase of $3.5 million and a decrease of $3.9 million, respectively

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

NET REVENUES

Energy	$89,307	$76,814	$61,185	$66,113	$293,419	$57,722	$77,305	$80,613	$90,229	$305,869
Aerospace	28,344	30,243	26,234	28,506	113,327	27,274	27,811	28,316	35,465	118,866
Flow Technologies	57,996	57,478	56,908	63,494	235,876	61,273	62,889	68,648	68,365	261,175

Total	175,647	164,535	144,327	158,113	642,622	146,269	168,005	177,577	194,059	685,910

* ADJUSTED OPERATING MARGIN

Energy	18.1%	12.3%	10.9%	3.0%	11.7%	3.5%	8.3%	11.1%	6.7%	7.7%
Aerospace	15.4%	16.2%	13.2%	14.7%	14.9%	13.2%	14.6%	9.6%	14.1%	13.0%
Flow Technologies	11.6%	9.5%	10.9%	11.7%	11.0%	10.2%	10.1%	13.1%	12.5%	11.5%
Segment operating margin	15.5%	12.1%	11.3%	8.6%	12.0%	8.1%	10.0%	11.7%	10.1%	10.1%
Corporate expenses	-3.1%	-3.4%	-3.0%	-3.3%	-3.2%	-3.1%	-3.1%	-2.7%	-3.3%	-3.1%
* Adjusted operating margin	12.5%	8.7%	8.4%	5.3%	8.8%	5.0%	6.9%	8.9%	6.7%	7.0%
Leslie asbestos and bankruptcy charges (recoveries)	4.7%	2.1%	1.4%	25.5%	8.4%	-0.4%	17.2%	1.3%	1.1%	4.8%
Impairment charges	0.0%	0.0%	0.0%	0.3%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Special charges (recoveries)	-0.6%	0.0%	-0.4%	0.0%	-0.3%	0.0%	0.0%	0.0%	0.0%	0.0%
Total operating margin	8.4%	6.6%	7.4%	-20.6%	0.6%	5.4%	-10.3%	7.6%	5.6%	2.2%

* ADJUSTED OPERATING INCOME

Energy	16,169	9,461	6,696	1,966	34,292	2,025	6,424	8,968	6,024	23,441
Aerospace	4,372	4,905	3,461	4,195	16,933	3,607	4,067	2,726	5,002	15,402
Flow Technologies	6,744	5,484	6,197	7,444	25,869	6,276	6,367	8,997	8,512	30,152

Segment operating income	27,285	19,850	16,354	13,605	77,094	11,908	16,858	20,691	19,538	68,995
Corporate expenses	(5,365)	(5,589)	(4,276)	(5,267)	(20,497)	(4,607)	(5,274)	(4,859)	(6,494)	(21,234)

* Adjusted operating income	21,920	14,261	12,078	8,338	56,597	7,301	11,584	15,832	13,044	47,761

Leslie asbestos and bankruptcy charges (recoveries)	8,263	3,442	1,977	40,397	54,079	(648)	28,908	2,343	2,173	32,776
Impairment charges	—	—	—	485	485	—	—	—	—	—
Special charges (recoveries)	(1,135)	—	(543)	—	(1,678)	—	—	—	—	—

Total operating income	14,792	10,819	10,644	(32,544)	3,711	7,949	(17,325)	13,490	10,871	14,986

INTEREST EXPENSE, NET	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(641)	(2,515)
OTHER (EXPENSE) INCOME, NET	183	267	959	(967)	442	51	(258)	853	(608)	38

PRETAX INCOME (LOSS)	14,943	11,045	11,209	(34,113)	3,084	7,446	(18,169)	13,609	9,622	12,508
(PROVISION) BENEFIT FOR INCOME TAXES	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	(1,890)	115

EFFECTIVE TAX RATE	30.0%	30.0%	25.0%	39.2%	-90.3%	23.0%	38.1%	23.6%	19.6%	-0.9%
NET (LOSS) INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$7,732	$12,624

Weighted Average Common Shares Outstanding (Diluted)	17,014	17,066	17,116	17,033	17,111	17,193	17,109	17,258	17,378	17,297

EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$0.60	$0.44	$0.73

EBIT	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$14,343	$10,263	$15,024
Depreciation	2,839	3,245	3,536	3,687	13,307	3,228	3,115	3,166	3,566	13,075
Amortization of intangibles	622	627	707	1,078	3,034	979	964	1,122	1,236	4,301

EBITDA	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$18,631	$15,065	$32,400

EBITDA AS A PERCENT OF SALES	10.5%	9.1%	11.0%	-18.2%	3.2%	8.3%	-8.0%	10.5%	7.8%	4.7%

CAPITAL EXPENDITURES	$2,576	$1,925	$1,605	$4,926	$11,032	$3,606	$4,580	$3,213	$3,513	$14,913

*	Adjusted Operating Income & Margin excludes Special, Impairment, and Leslie asbestos and bankruptcy charges

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

		2009					2010
		1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD
	FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(7,928)	$17,882	$11,241	$11,757	$32,952	$(7,019)	$11,947	$(3,566)	$15,560	$16,921
ADD:	Capital expenditures	2,576	1,925	1,605	4,926	11,032	3,606	4,580	3,213	3,513	14,913
	Dividends paid	657	637	636	638	2,568	639	640	703	661	2,643

	NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(4,695)	$20,444	$13,482	$17,321	$46,552	$(2,774)	$17,167	$350	$19,734	$34,477

	NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(49,519)	$(69,331)	$(77,081)	$(60,369)	$(60,369)	$(52,713)	$(55,976)	$(26,225)	$(44,318)	$(44,318)
	ADD:
	Cash & cash equivalents	36,113	33,038	83,708	46,350	46,350	37,812	60,857	68,526	45,752	45,752
	Investments	36,991	48,344	3,023	21,498	21,498	22,412	94	97	101	101

	TOTAL DEBT	$23,585	$12,051	$9,650	$7,479	$7,479	$7,511	$4,975	$42,398	$1,535	$1,535

	DEBT AS % OF EQUITY	7%	3%	3%	2%	2%	2%	2%	12%	0%	0%

	TOTAL DEBT	23,585	12,051	9,650	7,479	7,479	7,511	4,975	42,398	1,535	1,535

	TOTAL SHAREHOLDERS’ EQUITY	341,860	357,596	371,728	350,408	350,408	349,244	324,128	351,719	356,820	356,820

	EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$14,975	$11,086	$11,603	$(33,511)	$4,153	$8,000	$(17,583)	$14,343	$10,263	$15,023
	LESS:
	Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(641)	(2,515)
	Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	(1,890)	115

	NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$7,732	$12,624

	EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$18,436	$14,958	$15,846	$(28,746)	$20,494	$12,207	$(13,504)	$18,631	$15,065	$32,399
	LESS:
	Interest expense, net	(32)	(41)	(394)	(602)	(1,069)	(554)	(586)	(734)	(641)	(2,515)
	Depreciation	(2,839)	(3,245)	(3,536)	(3,687)	(13,307)	(3,228)	(3,115)	(3,166)	(3,566)	(13,075)
	Amortization	(622)	(627)	(707)	(1,078)	(3,034)	(979)	(964)	(1,122)	(1,236)	(4,301)
	Provision for income taxes	(4,483)	(3,313)	(2,804)	13,386	2,786	(1,713)	6,928	(3,210)	(1,890)	115

	NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$7,732	$12,624

	ADJUSTED INCOME [NET INCOME EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$15,037	$9,969	$9,285	$5,826	$40,117	$5,312	$7,549	$11,922	$9,144	$33,928
	LESS:
	Special charges (recoveries), net of tax	(794)	—	(405)	—	(1,199)	—	—	—	—	—
	Impairment charges	—	—	—	295	295	—	—	—	—	—
	Leslie asbestos and bankruptcy charges (recoveries), net of tax	5,371	2,237	1,285	26,258	35,151	(421)	18,790	1,523	1,412	21,304

	NET INCOME	$10,460	$7,732	$8,405	$(20,727)	$5,870	$5,733	$(11,241)	$10,399	$7,732	$12,624

	ADJUSTED WEIGHTED AVERAGE SHARES	N/A	N/A	N/A	17,140	N/A	N/A	17,109	N/A	N/A	N/A

	Adjustment for anti-dilutive conversion of shares	—	—	—	107	—	—	153	—	—	—

	Weighted average common shares outstanding (diluted)	17,014	17,066	17,116	17,033	17,111	17,193	17,262	17,258	17,378	17,297

	ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.88	$0.58	$0.54	$0.34	$2.34	$0.31	$0.44	$0.69	$0.53	$1.97

LESS:	Special charges (recoveries), net of tax impact on EPS	(0.05)	—	(0.02)	—	(0.07)	—	—	—	—	—
	Impairment charges	—	—	—	0.02	0.02	—	—	—	—	—
	Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	0.32	0.13	0.08	1.54	2.05	(0.02)	1.10	0.09	0.08	1.24

	EARNINGS PER COMMON SHARE (Diluted)	$0.61	$0.45	$0.49	$(1.22)	$0.34	$0.33	$(0.66)	$0.60	$0.44	$0.73

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2009					2010
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

Quarterly Case Rollforward

Beginning open cases	968	1,103	1,158	1,143	968	1,104	1,150	1,214	1,340	1,104
Cases filed	222	203	131	131	687	150	169	132		451
Cases resolved and dismissed	(87)	(148)	(146)	(170)	(551)	(104)	(105)	(6)		(215)

Ending open cases	1,103	1,158	1,143	1,104	1,104	1,150	1,214	1,340	1,340	1,340

Ending open mesothelioma cases	578	584	612	597	597	623	672	713	713	713

Income Statement Amounts

Indemnity costs accrued (cases filed)	$4,602	$2,109	$1,140	$39,810	$47,661	$699	$1,797	$—	$—	$2,496
Adverse verdict costs (recoveries)	90	97	95	(1,308)	(1,026)	65	(2,455)	—	—	(2,390)
Defense costs incurred	3,166	3,275	3,009	2,862	12,312	3,731	3,435	16	319	7,501
Insurance recoveries adjustment	2,069	—	—	—	2,069	(3,652)	—	—	—	(3,652)
Insurance recoveries accrued	(1,664)	(2,039)	(2,268)	(966)	(6,937)	(1,491)	(1,135)	—	—	(2,626)
Leslie Bankruptcy related charges, net	—	—	—	—	—	—	27,266	2,327	1,854	31,447

Net pre-tax Leslie asbestos and bankruptcy expense (recovery)	$8,263	$3,442	$1,976	$40,398	$54,079	$(648)	$28,908	$2,343	$2,173	$32,776

Balance Sheet Amounts

Bankruptcy and indemnity liability	$20,781	$19,849	$20,060	$57,716		$57,732	$78,976	$78,067	$77,689
Incurred defense cost liability	4,212	5,169	3,615	2,544		2,099	3,455	1,997	2,142
Insurance recoveries receivable	(9,088)	(7,426)	(6,485)	(4,614)		(7,997)	(1,180)	(194)	(38)

Net Leslie asbestos liability	$15,905	$17,592	$17,190	$55,646		$51,834	$81,251	$79,870	$79,793

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY

USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

UNAUDITED

	1st QTR 2011
	Low	High

EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.41	$0.51
LESS:
Expected special charges (recoveries), net of tax impact on EPS	$—	$—
Expected impairment charges, net of tax impact on EPS	$—	$—
Expected Leslie asbestos and bankruptcy charges, net of tax impact on EPS	$0.02	$0.02

EXPECTED EARNINGS PER COMMON SHARE (Diluted)	$0.39	$0.49